UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective July 1, 2008, the Board of Directors of International Power Group, Ltd., a Delaware corporation ("IPWG" or the “Company”), accepted the resignation of Robert Astore as Chief Financial Officer. Mr. Astore, who resigned as CFO for health reasons, was formerly a director of the Company. He resigned from the IPWG’s Board of Directors on April 15, 2008.

Effective July 1, 2008, IPWG’s Board of Directors appointed Mr. Jesus Oliveras, formerly the Company’s Controller (a non-principal officer position), as its Chief Financial Officer. Ms. Jacqueline Larsen, has been appointed IPWG’s Controller (a non-principal officer position).

In addition, effective July 1, 2008, the Board of Directors of the Company, appointed Dr. Daniel Conte as a member of its Board of Directors.

Mr. Oliveras (age 49), who was the Company’s Controller since 2007, is also the Chief Financial Officer of U.S. Precious Metals, Inc. (“USPR”), a position he has held since April 2008. USPR is a mining exploration company operating in Mexico, through its wholly owned Mexican subsidiary; its common stock trades on the OTCBB under the symbol “USPR”. USPR and IPWG have a number of common officers, directors and principal shareholders.

Mr. Oliveras has over 25 years experience in accounting and financial positions associated with companies such as Ernst & Young, Pueblo International and Citibank. Prior to joining IPWG as its Controller in 2007, he was the Director of Operations for the Ana G. Mendez University Systems from 2004 to 2007, where he was also adjunct professor in the area of finance and accounting.  Mr. Oliveras held an accountant position with Orange County Utilities in Florida from 2004 to 2005, and worked for Centex Mortgage Company from 2002 to 2004, where he managed accounting and finance functions. Overall, he has vast experience in the accounting and finance fields, including publicly held companies with global operations.

Mr. Oliveras attended the Wayne Huizenga School of Business and Entrepreneurship and Nova Southeastern University where he received his Masters in International Business Administration. Mr. Oliveras also attended the Inter American University where he received his Bachelor of Business Administration, majoring in Accounting & Finance.

To date, the Company has not executed a formal employment contract with Mr. Oliveras.  However, at this time, it has been agreed that he will receive an annual salary of $55,000 for his services as Chief Financial Officer. In connection with his appointment, Mr. Oliveras was issued 500,000 shares of the Company’s common stock.  He also receives a separate annual salary from USPR for his services as its Chief Financial Officer.

There are no family relationships between Mr. Oliveras and any other executive officers or directors of IPWG. Other than the aforementioned common stock issuance, there have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Oliveras had or will have a direct or direct material interest.

Mr. Conte has been a medical doctor for more than 40 years. Presently, he is an Associate Attending Physician at the Hackensack University Medical Center, Hackensack, NJ, and an Associate Attending Physician at St. Mary's Hospital, Passaic, NJ. From 1965 to 2008, Dr. Conte has been Chief Medical Officer for the Garfield Board of Education. Also, Dr. Conte was Chief Medical Examiner for John Hancock and Prudential Insurance from 1982 to 2003. Dr. Conte was member of the Board of Directors of the Towne Center Bank, Lodi, NJ from 2001 to 2003.

Dr. Conte's professional affiliations are: American Osteopathic Association, Bergen Passaic Medical Osteopathic Physicians and Surgeons, American College of Family Practice and New Jersey Association of Osteopathic Physicians and Surgeons.

Dr. Conte attended Villanova University (1953-1957) where he received his Bachelor of Science degree. Dr. Conte also attended Kirksville College of Medicine and Surgery (1959-1963). Dr. Conte served his Internship at the Doctor's Hospital, Columbus, Ohio.

He is also a member of the board of directors of U.S. Precious Metals, Inc., a position he has held since April 2008.

In connection with his appointment as a director of IPWG, Dr. Conte was granted an option under the Company’s  Equity Compensation Plan to purchase 1,000,000 shares of the Company’s common stock, at $.0.12 per share. In addition, during the last three years, Dr. Conte purchased 275,000 shares of IPWG common stock in a private transaction for a total price of $70,000.

There are no family relationships between Dr. Conte and any other executive officers or directors of IPWG. Other than the aforementioned option grant and his purchases of 275,000 shares of IPWG common stock, there have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, and in which Dr. Conte had or will have a direct or direct material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: July 03, 2008	By: /s/ Peter Toscano
Peter Toscano
Chairman